                                                                    Exhibit 24




             Consent of Independent Certified Public Accountants



The Board of Directors
PHH Corporation:

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 24, 1993, with respect to the consolidated financial statements and the related financial statement schedules included in the Annual Report on Form 10-K of PHH Corporation for the year ended April 30, 1993 and to the reference to our firm under the heading "Experts" in the Registration Statement.



                                                /s/ KPMG Peat Marwick
                                                KPMG PEAT MARWICK


Baltimore, Maryland
March 14, 1994